EXHIBIT 10.23

                              PROMISSORY TERM NOTE

$50,000                                                      DECEMBER  08,  2003

     FOR VALUE RECEIVED, H.E.R.C. PRODUCTS INCORPORATED, a Delaware Corporation ("Maker"), promises to pay to R. JOHN ARMSTRONG ("Holder"), or order, the principal sum of Fifty Thousand Dollars ($50,000), together with interest on the
                 --------------------------------
unpaid portion thereof from date until paid at the rate of eight percent (8%) per annum from December 08, 2003, on or before June 8, 2004, as follows:
                  -------------------                  ------------

     Maker  shall  make payment in lawful money of the United States of America.

     This Note may be prepaid in whole or in part, without penalty, at the option of Maker and without the consent of Holder.

     This Note is nonrecourse as to Maker and is made without the pledge of any security interest in the property, realty or personalty, of Maker.

This  note  may  be  renewed  or  extended under terms agreed to by the parties.

The Maker agrees that in case of the event of default in payment of this Note, and it is placed in the hands of an attorney for collection, or suit is brought on the same, or same is collected through Probate or Bankruptcy proceedings, then an additional amount of ten percent (10%) on the principal and interest of this Note shall be added to the same as collection fees.

     The laws of the State of Virginia excluding its conflict of laws rules shall govern this Note. The exclusive jurisdiction and venue of any legal action instituted by any party to this Note shall be Norfolk, Virginia.

     MAKER:

III.     H.E.R.C.  PRODUCTS  INCORPORATED
     (a  Delaware  Corporation)


     By:     /s/  S.  Steven  Carl
          ------------------------
          S.  Steven  Carl
          Chief  Executive  Officer


     HOLDER:

     R.  JOHN  ARMSTRONG

         /s/  R.  John  Armstrong
     ----------------------------


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